UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2026

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 203-6092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value per share	WGRX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed on April 17, 2026 is being filed to include disclosure required under Item 3.01 that was inadvertently omitted.

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2026, Wellgistics Health, Inc. (the “Company”) entered into a Collaboration Agreement (the “Collaboration Agreement”) with Kare Rx Hub, LLC (“Kare Hub”), Kare Pharmtech, LLC (“Kare Pharmtech”), and Healthstar Technologies, LLC (“Healthstar”), pursuant to which the parties agreed to collaborate through a newly formed limited liability company structure.

The Collaboration Agreement provides for the creation of a separate limited liability company, Healthstar, in which the Company will hold a 51% membership interest and Kare Hub will hold a 49% membership interest. Pursuant to the Collaboration Agreement, at the closing of the transactions contemplated thereby (the “Closing”), Kare Hub will assign, transfer, convey and deliver to Healthstar certain intellectual property and related assets and records as described in the Collaboration Agreement (the “Transferred Assets”), subject to Kare Hub’s security and collateral rights as provided in the Collaboration Agreement.

In consideration for the Transferred Assets, the Collaboration Agreement provides that the Company will pay Kare Pharmtech an aggregate purchase price of $2,000,000, payable in unregistered shares of the Company’s common stock (the “Purchase Shares”), delivered in installments. The Collaboration Agreement provides that (i) 1,500,000 Purchase Shares will be delivered to Kare Pharmtech at Closing and (ii) thereafter, on or prior to April 1, 2027 (the “Reconciliation Date”), the Company may, at its sole option and election, deliver additional Purchase Shares such that the aggregate value of all Purchase Shares delivered to Kare Pharmtech equals $2,000,000, with the number of additional Purchase Shares to be determined using a two-day volume-weighted average price of the Company’s common stock prior to the date of issuance of such additional shares.

The Collaboration Agreement further provides, among other things, that: (a) the Purchase Shares are intended to be “restricted securities” and will bear a restrictive legend and be subject to applicable transfer restrictions; (b) Kare Pharmtech agreed to a 12-month lock-up period from the applicable payment date, subject to certain exceptions (including with the Company’s prior written consent); (c) the Closing is to occur remotely by exchange of documents and signatures at 10:00 a.m. Eastern Time on or about April 10, 2026, or at such other time and place (or in such other manner) as the parties may mutually agree in writing, and is subject to satisfactory completion of due diligence (including IT and financial due diligence), with either party having the right to terminate the Collaboration Agreement in its entirety if dissatisfied upon completion of such due diligence; (d) the parties generally do not assume one another’s liabilities and obligations, and liabilities and obligations remain with the applicable party as described in the Collaboration Agreement; and (e) at Closing, the parties will deliver customary closing documentation, including an operating agreement for Healthstar, an assignment and assumption agreement, and certain security documentation (including a UCC financing statement and an intellectual property security agreement) in favor of Kare Hub.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 13, 2026, Wellgistics Health, Inc. (the “Company”) received a written notification (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.

As reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s stockholders’ equity was $(12,447,801). Nasdaq further noted that, as of April 13, 2026, the Company does not meet the alternative continued listing standards under the Nasdaq Capital Market requirements, specifically the market value of listed securities standard of $35 million or the net income from continuing operations standard of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

The Notification Letter does not result in the immediate delisting of the Company’s securities from the Nasdaq Capital Market. In accordance with Nasdaq’s listing rules, the Company has been afforded 45 calendar days from the date of the Notification Letter, or until May 28, 2026, to submit a plan to regain compliance with the stockholders’ equity requirement. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notification Letter to evidence compliance. In considering whether to accept the Company’s plan, Nasdaq will consider such factors as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within the review period, the Company’s overall financial condition, and its public disclosures. If the Company’s plan is not accepted, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel pursuant to Listing Rule 5815(a).

The Company intends to submit a compliance plan to Nasdaq within the prescribed period and is currently evaluating available options to regain compliance with Listing Rule 5550(b)(1). There can be no assurance that the Company will be able to regain compliance with Nasdaq’s continued listing requirements, that Nasdaq will accept the Company’s compliance plan, or that the Company will be able to maintain its listing on the Nasdaq Capital Market.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s plans to regain compliance with the Nasdaq continued listing requirements, the Company’s ability to submit an acceptable compliance plan, and the Company’s ability to maintain its listing on the Nasdaq Capital Market. These statements are based on management’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to raise additional capital or otherwise improve its stockholders’ equity, general economic and market conditions, and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 3.02 Unregistered Sales of Equity Securities.

As described under Item 1.01 above, pursuant to the Collaboration Agreement, the Company agreed to issue to Kare Pharmtech up to $2,000,000 of the Company’s common stock in connection with the transactions contemplated by the Collaboration Agreement, including the issuance of 1,500,000 shares at Closing and, at the Company’s election, additional shares on or prior to the Reconciliation Date, subject to the terms and conditions described in the Collaboration Agreement.

Any issuance of Purchase Shares pursuant to the Collaboration Agreement is expected to be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, in a transaction not involving a public offering.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On April 14, 2026, the Company issued a press release announcing the execution of a definitive joint venture agreement with Kare Pharmtech’s wholly owned subsidiary, Kare Rx Hub, LLC, and related matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
10.1	Collaboration Agreement, dated effective April 13, 2026, by and among Wellgistics Health, Inc., Kare Rx Hub, LLC, Kare Pharmtech, LLC, and Healthstar Technologies, LLC.
99.1	Press release, dated April 14, 2026.
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2026	WELLGISTICS HEALTH, INC.

	By:	/s/ Prashant Patel
Prashant Patel, President